Exhibit 99.1

COMPANY CONTACT

Chris King

(240) 744-1150

FOR IMMEDIATE RELEASE

MONDAY, APRIL 30, 2012

DIAMONDROCK HOSPITALITY COMPANY BEATS FIRST QUARTER 2012 GUIDANCE AND RAISES 2012 OUTLOOK

BETHESDA, Maryland, Monday, April 30, 2012—DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its first fiscal quarter ended March 23, 2012 and raised 2012 guidance to reflect the improving outlook for its portfolio and the outperformance of guidance and consensus. The Company is a lodging-focused real estate investment trust that owns a portfolio of twenty-three premium hotels in North America.

First Quarter 2012 Highlights

•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $104.50, an increase of 8.8% from the comparable period in 2011.

•	Pro Forma Hotel Adjusted EBITDA Margin: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 17.15%, an increase of 119 basis points from the comparable period in 2011.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $23.4 million, an increase of 24% from the comparable period of 2011.

•	Adjusted FFO: The Company’s Adjusted FFO was $15.1 million and Adjusted FFO per diluted share was $0.09.

•

Three-Hotel Portfolio Sale: On March 23, 2012, the Company completed the sale of a portfolio of three non-core hotels for total proceeds of approximately $272.5 million, which consisted of the contractual sales price of $262.5 million and approximately $10 million of hotel working capital and restricted cash, net of closing costs. The Company recorded a gain on the transaction of approximately $10 million, which has been excluded from the Company’s Adjusted EBITDA.

•	Lexington Mortgage Debt: The Company closed on a $170.4 million floating-rate loan secured by a mortgage on the Lexington Hotel New York.

•	Prepayment of Courtyard Denver Mortgage: The Company prepaid $27 million of mortgage debt secured by the Courtyard Denver Downtown prior to its scheduled maturity in August 2012.

•	Dividends: The Company declared a quarterly dividend of $0.08 per share during the first quarter.

Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “The Company is pleased to report the outstanding first quarter performance of our portfolio as lodging fundamentals continue to strengthen. The results were above our original expectations. We are also pleased to report the closing of the sale of three non-core hotels at attractive pricing. With the sale complete, DiamondRock has one of the lowest levered and flexible balance sheets in the industry, which further enhances our external growth story as an opportunistic acquirer of hotels in 2012.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

The discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margin” assume the Company owned all of its hotels since January 1, 2011 but exclude (i) the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) due to the impact of the extensive renovation of the hotel in 2011 and (ii) the operating results of the three-hotel portfolio sold during the first fiscal quarter.

For the first quarter beginning January 1, 2012 and ending March 23, 2012, the Company reported the following:

•	Pro Forma RevPAR growth of 8.8% and Pro Forma Hotel Adjusted EBITDA margin expansion of 119 basis points compared to the comparable period in 2011.

•	Revenues of $141.0 million compared to $122.3 million for the comparable period in 2011, which includes amounts reported in discontinued operations.

•	Adjusted EBITDA of $23.4 million compared to $18.9 million for the comparable period in 2011.

•	Adjusted FFO of $15.1 million and Adjusted FFO per diluted share of $0.09 compared to $11.8 million and $0.07, respectively, for the comparable period in 2011.

•	Net income of $2.6 million (or $0.02 per diluted share) compared to a net loss of $11.0 million (or $0.07 per diluted share) for the comparable period in 2011.

The first quarter Pro Forma RevPAR growth of 8.8% (from $96.04 to $104.50) was driven by a 4.3 percentage point increase in occupancy (from 66.9% to 71.2%) and a 2.3% increase in the average daily rate (from $143.54 to $146.79). The first quarter Pro Forma Hotel Adjusted EBITDA margin increased 119 basis points (from 15.96% to 17.15%) from the comparable period in 2011.

If Frenchman’s Reef and the pre-sale operations of the three non-core hotels are included, the Company’s first quarter RevPAR growth is 9.0% (from $98.24 to $107.07) and the first quarter Hotel Adjusted EBITDA margin increased 152 basis points (from 18.05% to 19.57%) from the comparable period in 2011. This RevPAR growth is driven by a 4.3 percentage point increase in occupancy (from 66.6% to 70.9%) and a 2.4% increase in the average daily rate (from $147.44 to $151.04).

Sale of Hotel Portfolio

On March 23, 2012, the Company completed the sale of a portfolio of three non-core hotels to Inland American for a contractual sales price of $262.5 million. The portfolio consisted of the Griffin Gate Marriott Resort and Spa in Lexington, Kentucky, the Renaissance Waverly in Atlanta, Georgia, and the Renaissance Austin in Austin, Texas. The Company received net cash proceeds of $93 million from the disposition, after $180 million of mortgage debt assumption by the buyer. The proceeds included approximately $10 million for hotel working capital and cash previously held in restricted escrow accounts, net of closing costs. The portfolio generated $21.1 million of Adjusted EBITDA for the Company in 2011 and $5.2 million of Adjusted EBITDA during the Company’s ownership period in 2012. The Company recorded a net gain on the sale of approximately $10 million, which is excluded from its reported Adjusted EBITDA.

Lexington Hotel New York

On March 9, 2012, the Company closed on a $170.4 million loan secured by a mortgage on the Lexington Hotel New York. The loan bears interest at a floating rate of one-month LIBOR plus 300 basis points and has an initial term of three years with two one-year extension options subject to the satisfaction of certain terms and conditions and payment of an extension fee. In connection with the financing, the Company purchased a three-year, 125 basis point LIBOR interest rate cap. The financing includes $25 million of corporate recourse, which will be eliminated when the hotel achieves a specified debt yield test, the capital renovation plan is completed and the branding requirements for the hotel are met.

On March 23, 2012, the Company exercised its termination option under the hotel’s existing franchise agreement with Radisson. The hotel will operate under the Radisson brand through September 15, 2012. The Company paid Radisson a $750,000 termination fee during the first quarter of 2012, which has been excluded from the Company’s reported Adjusted EBITDA and Adjusted FFO. Also on March 23, 2012, the Company executed a franchise agreement with Marriott to affiliate the hotel with Marriott’s Autograph Collection upon the completion of a comprehensive $30 million property improvement plan. During the period following the hotel’s separation from the Radisson brand and prior to becoming affiliated with the Autograph Collection, which is expected to occur in the second quarter of 2013, the Company expects to operate the Hotel as “The Lexington,” an independent hotel. Highgate Hotels will remain the manager of the hotel.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of March 23, 2012. The dividend was paid on April 4, 2012.

Capital Expenditures

In 2012, the Company expects to spend approximately $45 million on capital improvements at its hotels, $16 million of which is expected to be funded from corporate cash. The Company spent approximately $6.8 million for capital improvements during the first quarter. The most significant projects for 2012 include the following:

•

Conrad Chicago: The Company expects to spend $3.5 million to add 4,100 square feet of new meeting space, reposition the food and beverage outlets and re-concept the hotel lobby. The addition of the new meeting space is scheduled to take place during the summer of 2012 and the lobby repositioning in the first quarter of 2013.

•	Courtyard Midtown East: The Company expects to spend approximately $2.0 million to renovate the lobby and restaurant, as well as relocate the fitness center and add 5 additional rooms to the hotel.

•	Renaissance Worthington: The Company expects to spend $1.2 million over the next two years to undertake a comprehensive repair of the concrete façade of the hotel.

•	Marriott Atlanta Alpharetta: The Company expects to spend $2.4 million to renovate the guestrooms at the hotel during the third quarter of 2012.

In conjunction with executing the rebranding strategy at the Lexington Hotel, the Company is currently planning a comprehensive renovation of the hotel, including the lobby, corridors, guest rooms and guest bathrooms. The cost of the renovation is expected to be approximately $30 million and completed during the first half of 2013.

The Company continues to evaluate an extensive renovation project at the Chicago Marriott Downtown that, if approved, is expected to be completed in subsequent years.

Balance Sheet

The Company continues to maintain its straightforward capital structure. The Company has no preferred equity outstanding and continues to own 100% of its properties.

As of March 23, 2012, the Company had $128.6 million of unrestricted cash on hand and $903.3 million of total debt, which consists solely of property-specific mortgage debt with no near-term maturities. Twelve of the Company’s 23 hotels are unencumbered by mortgage debt and the Company has no borrowings outstanding on its $200 million corporate credit facility.

Outlook and Guidance

The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s 2012 RevPAR guidance assumes all of the Company’s 23 hotels were owned since January 1, 2011 and excludes Frenchman’s Reef due to the partial closure for renovation during 2011.

The Adjusted EBITDA and Adjusted FFO guidance includes $5.2 million of Adjusted EBITDA and $2.9 million of Adjusted FFO from the three hotels sold and excludes cash interest payments and legal fees related to the Allerton Hotel.

The Company is increasing its full year 2012 guidance to reflect the outperformance of its hotels during the first quarter, its reassessment of potential disruption at the Chicago Marriott Downtown and Renaissance Worthington, and an improved outlook for the portfolio’s performance for the remainder of the year.

Based on its outlook, the Company now expects the following full year 2012 results:

•	RevPAR growth of 6 percent to 8 percent;

•	Adjusted EBITDA of $177 million to $186 million;

•	Adjusted FFO of $123.5 million to $129.5 million, which assumes the income tax provision to range from a benefit of $1.0 million to an expense of $2.0 million; and

•	Adjusted FFO per share of $0.73 to $0.77 based on 168.4 million diluted weighted average shares.

In addition, the Company expects the following results for its second fiscal quarter:

•	RevPAR growth of 5 percent to 7 percent;

•	Adjusted EBITDA of $47 million to $50 million;

•	Adjusted FFO of $32 million to $35 million, which assumes an income tax provision of $2 million to $3 million; and

•	Adjusted FFO per share of $0.19 to $0.21 based on 168.4 million diluted weighted average shares.

Earnings Call

The Company will host a conference call to discuss its first quarter and full year results on Monday, April 30, 2012, at 2:00 p.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-713-4199 (for domestic callers) or 617-213-4861 (for international callers). The participant passcode is 40014947. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 23 premium hotels with approximately 10,400 rooms and holds one senior mortgage loan. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the bankruptcy proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations

The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, and Highgate Hotels, manager of the Lexington Hotel, report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis, Hilton Garden Inn Chelsea, JW Marriott Denver Cherry Creek, Courtyard Denver or the Lexington Hotel for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management, Sage Hospitality, Highgate Hotels and Marriott International (for international hotels) make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of March 23, 2012 and December 31, 2011

(in thousands, except share and per share amounts)

	March 23, 2012	December 31, 2011
	(unaudited)
ASSETS
Property and equipment, at cost	$2,673,080	$2,667,682
Less: accumulated depreciation	(453,882)	(433,178)

	2,219,198	2,234,504
Assets held for sale	—	263,399
Restricted cash	56,099	53,871
Due from hotel managers	51,674	50,728
Note receivable	54,788	54,788
Favorable lease assets, net	43,054	43,285
Prepaid and other assets	67,372	65,900
Cash and cash equivalents	128,570	26,291
Deferred financing costs, net	9,697	5,869

Total assets	$2,630,452	$2,798,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$903,331	$762,933
Mortgage debt of assets held for sale	—	180,000
Senior unsecured credit facility	—	100,000

Total debt	903,331	1,042,933

Deferred income related to key money, net	24,445	24,593
Unfavorable contract liabilities, net	81,483	81,914
Due to hotel managers	41,740	41,676
Liabilities of assets held for sale	—	3,805
Dividends declared and unpaid	13,600	13,594
Accounts payable and accrued expenses	76,549	87,963

Total other liabilities	237,817	253,545

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 167,918,292 and 167,502,359 shares issued and outstanding at March 23, 2012 and December 31, 2011, respectively	1,679	1,675
Additional paid-in capital	1,706,490	1,708,427
Accumulated deficit	(218,865)	(207,945)

Total stockholders’ equity	1,489,304	1,502,157

Total liabilities and stockholders’ equity	$2,630,452	$2,798,635

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended March 23, 2012 and March 25, 2011

(in thousands, except share and per share amounts)

	Fiscal Quarter Ended March 23, 2012	Fiscal Quarter Ended March 25, 2011
	(unaudited)	(unaudited)
Revenues:
Rooms	$83,388	$69,283
Food and beverage	31,251	29,179
Other	6,783	5,291

Total revenues	121,422	103,753

Operating Expenses:
Rooms	24,879	20,202
Food and beverage	23,844	22,588
Management fees	3,142	2,748
Other hotel expenses	49,003	41,399
Depreciation and amortization	20,518	18,549
Hotel acquisition costs	33	256
Corporate expenses	4,483	4,074

Total operating expenses	125,902	109,816

Operating loss	(4,480)	(6,063)

Interest income	(63)	(291)
Interest expense	11,468	8,818
Gain on early extinguishment of debt	(144)	—

Total other expenses	11,261	8,527

Loss from continuing operations before income taxes	(15,741)	(14,590)
Income tax benefit	5,774	3,727

Loss from continuing operations	(9,967)	(10,863)
Income (loss) from discontinued operations, net of income taxes	12,582	(181)

Net income (loss)	$2,615	$(11,044)

Earnings (loss) per share:
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	0.08	0.00

Basic and diluted earnings (loss) per share	$0.02	$(0.07)

Weighted-average number of common shares outstanding:
Basic	167,666,741	163,997,743

Diluted	168,172,549	163,997,743

Non-GAAP Financial Measures

The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.

EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

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	Historical (in 000s)
	Fiscal Quarter Ended
	March 23, 2012	March 25, 2011
Net income (loss)	$2,615	$(11,044)
Interest expense (1)	13,765	11,143
Income tax benefit (2)	(5,588)	(4,091)
Depreciation and amortization (3)	20,518	21,352

EBITDA	$31,310	$17,360

(1)	Amounts include interest expense included in discontinued operations as follows: $2.3 million in the fiscal quarter ended March 23, 2012 and $2.3 million in the fiscal quarter ended March 25, 2011.
(2)	Amounts include income tax provision included in discontinued operations as follows: $0.2 million of income tax expense in the fiscal quarter ended March 23, 2012 and $0.4 million of income tax benefit in the fiscal quarter ended March 25, 2011.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $2.8 million in the fiscal quarter ended March 25, 2011.

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	Guidance (in 000s)
	Quarter 2, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income	$9,650	$12,650	$36,128	$43,128
Interest expense	12,900	11,900	54,000	54,000
Income tax expense (benefit)	2,000	3,000	(1,000)	2,000
Depreciation and amortization	21,000	21,000	91,000	90,000

EBITDA	$45,550	$48,550	$180,128	$189,128

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.

•

The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•

Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its hotels.

•

Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its hotels. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

•

Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining hotels.

•

Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA is not consistent with the underlying performance of the Company.

•

Allerton Loan: In 2011, the Company included cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. Beginning in 2012, due to the uncertainty of the timing of the bankruptcy resolution, the Company excludes both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from its calculation of Adjusted EBITDA.

•

Other Non-Cash and /or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA is not consistent with the underlying performance of the Company. In 2012, the Company excluded the franchise termination fee paid to Radisson because it believes that including it would not be consistent with reflecting the ongoing performance of its hotels.

	00000000	00000000
	Historical (in 000s)
	Fiscal Quarter Ended
	March 23, 2012	March 25, 2011
EBITDA	$31,310	$17,360
Non-cash ground rent	1,531	1,566
Non-cash amortization of unfavorable contract liabilities	(432)	(426)
Gain on sale of hotel properties	(10,017)	—
Gain on early extinguishment of debt	(144)	—
Franchise termination fee	750	—
Allerton loan legal fees	322	—
Allerton loan interest payments	—	100
Acquisition costs	33	256

Adjusted EBITDA	$23,353	$18,856

	00000000	00000000	00000000	00000000
	Guidance (in 000s)
	Quarter 2, 2012		Full Year 2012
	Low End	High End	Low End	High End
EBITDA	$45,550	$48,550	$180,128	$189,128
Non-cash ground rent	1,400	1,400	6,100	6,100
Non-cash amortization of unfavorable contract liabilities	(450)	(450)	(1,850)	(1,850)
Gain on sale of hotel properties	—	—	(10,017)	(10,017)
Gain on early extinguishment of debt	—	—	(144)	(144)
Franchise termination fee	—	—	750	750
Allerton loan legal fees	500	500	2,000	2,000
Acquisition costs	—	—	33	33

Adjusted EBITDA	$47,000	$50,000	$177,000	$186,000

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

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	Historical (in 000s)
	Fiscal Quarter Ended
	March 23, 2012	March 25, 2011
Net income (loss)	$2,615	$(11,044)
Real estate related depreciation and amortization (1)	20,518	21,352
Gain on sale of hotel properties	(10,017)	—

FFO	$13,116	$10,308

FFO per share (basic and diluted)	$0.08	$0.06

(1)	Amounts include depreciation expense included in discontinued operations as follows: $2.8 million in the fiscal quarter ended March 25, 2011.

	000000000	000000000	000000000	000000000
	Guidance (in 000s)
	Quarter 2, 2012		Full Year 2012
	Low End	High End	Low End	High End
Net income	$9,650	$12,650	$36,128	$43,128
Gain on sale of hotel properties	—	—	(10,017)	(10,017)
Real estate related depreciation and amortization	21,000	21,000	91,000	90,000

FFO	$30,650	$33,650	$117,111	$123,111

FFO per share (basic and diluted)	$0.18	$0.20	$0.70	$0.73

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.

•

The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

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Fair Value Adjustments to Debt Instruments: The impact of the non-cash amortization of the debt premiums recorded in conjunction with the acquisitions of the JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown and any fair market value adjustments to the Company’s interest rate cap agreement.

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Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the ongoing performance of its hotels.

•

Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in FFO is not consistent with the underlying performance of the Company.

•

Allerton Loan: In 2011, the Company included cash payments received on its senior loan secured by the Allerton Hotel in Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. Beginning in 2012, due to the uncertainty of the timing of the bankruptcy resolution, the Company excludes both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from its calculation of Adjusted FFO.

•

Other Non-Cash and /or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in FFO is not consistent with the underlying performance of the Company. In 2012, the Company excluded the termination fee paid to Radisson because it believes that including it would not be consistent with reflecting the ongoing performance of its hotels.

	00000000	00000000
	Historical (in 000s)
	Fiscal Quarter Ended
	March 23, 2012	March 25, 2011
FFO	$13,116	$10,308
Non-cash ground rent	1,531	1,566
Non-cash amortization of unfavorable contract liabilities	(432)	(426)
Fair value adjustments to debt instruments	(47)	—
Gain on early extinguishment of debt	(144)	—
Franchise termination fee	750	—
Allerton loan legal fees	322	—
Allerton loan interest payments	—	100
Acquisition costs	33	256

Adjusted FFO	$15,129	$11,804

Adjusted FFO per share (diluted)	$0.09	$0.07

	Guidance (in 000s)
	Quarter 2, 2012		Full Year 2012
	Low End	High End	Low End	High End
FFO	$30,650	$33,650	$117,111	$123,111
Non-cash ground rent	1,400	1,400	6,100	6,100
Non-cash amortization of unfavorable contract liabilities	(450)	(450)	(1,850)	(1,850)
Fair value adjustments to debt instruments	(100)	(100)	(500)	(500)
Gain on early extinguishment of debt	—	—	(144)	(144)
Franchise termination fee	—	—	750	750
Allerton loan legal fees	—	—	2,000	2,000
Acquisition costs	500	500	33	33

Adjusted FFO	$32,000	$35,000	$123,500	$129,500

Adjusted FFO per share (diluted)	$0.19	$0.21	$0.73	$0.77

Quarterly Pro Forma Financial Information

The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for the Company’s hotels as if they were owned since January 1, 2011 but exclude Frenchman’s Reef and the three hotels sold on March 23, 2012.

	Quarter 2, 2011	Quarter 3, 2011	Quarter 4, 2011	Full Year 2011	Quarter 1, 2012
RevPAR	$128.65	$131.53	$129.59	$123.01	$104.50
Revenues (in thousands)	$158,488	$158,702	$213,055	$633,273	$110,524
Hotel Adjusted EBITDA (in thousands)	$44,822	$43,832	$60,721	$165,821	$18,954
% of Full Year	27.0%	26.4%	36.6%	100.0%	10.5%
Hotel Adjusted EBITDA Margin	28.28%	27.62%	28.50%	26.18%	17.15%
Available Rooms	863,096	863,096	1,154,207	3,614,960	732,418

Available Rooms

The following table is presented to provide investors with the Company’s total available rooms for its actual ownership period of all its owned hotels during 2011 and 2012.

	2011	2012
Quarter 1	818,196	877,702
Quarter 2	919,886	907,072
Quarter 3	988,589	907,072
Quarter 4	1,355,863	1,224,541

Full Year	4,082,534	3,916,387

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended
	March 23, 2012	March 25, 2011	% Change
Revenues:
Rooms	$76,539	$70,549	8.5%
Food and beverage	28,282	27,140	4.2%
Other	5,703	5,339	6.8%

Total revenues	110,524	103,028	7.3%

Operating Expenses:
Rooms	23,633	21,853	8.1%
Food and beverage	21,647	20,960	3.3%
Other direct departmental	3,344	3,246	3.0%
General and administrative	10,714	10,388	3.1%
Utilities	4,072	4,347	(6.3)%
Repairs and maintenance	5,790	5,649	2.5%
Sales and marketing	9,426	8,760	7.6%
Base management fees	2,758	2,567	7.4%
Incentive management fees	60	74	(18.9)%
Property taxes	6,606	5,455	21.1%
Ground rent	3,004	2,882	4.2%
Other fixed expenses	1,615	1,575	2.5%

Total hotel operating expenses	92,669	87,756	5.6%

Hotel EBITDA	17,855	15,272	16.9%

Non-cash ground rent	1,531	1,606	(4.7)%
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	0.0%

Hotel Adjusted EBITDA	$18,954	$16,446	15.2%

NOTE:

The pro forma operating data above includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011 but excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive 2011 renovation and the operating results of the three hotels sold on March 23, 2012.

Market Capitalization as of March 23, 2012

(in thousands, except per share data)

Enterprise Value
Common equity capitalization (at March 23, 2012 closing price of $9.89/share)	$1,667,880
Consolidated debt	903,331
Cash and cash equivalents	(128,570)

Total enterprise value	$2,442,641

Share Reconciliation
Common shares outstanding	167,918

Unvested restricted stock held by management and employees	691
Share grants under deferred compensation plan held by directors	34

Combined shares outstanding	168,643

Debt Summary as of March 23, 2012

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,213	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	29,823	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,573	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	59,407	August 2015
Renaissance Worthington	5.400%	Fixed	55,330	July 2015
Orlando Airport Marriott	5.680%	Fixed	58,146	January 2016
Chicago Marriott Downtown	5.975%	Fixed	213,611	April 2016
Hilton Minneapolis	5.464%	Fixed	98,479	April 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	41,602	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Debt premium (1)			1,179

Total mortgage debt			903,331

Senior Unsecured Credit Facility	LIBOR + 3.00	Variable	—	August 2014

Total Debt			$903,331

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics—First Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2012	1Q 2011	B/(W)	1Q 2012	1Q 2011	B/(W)	1Q 20112	1Q 2011	B/(W)	1Q 2012	1Q 2011	B/(W)
Atlanta Alpharetta	$144.64	$136.59	5.9%	67.2%	67.1%	0.1%	$97.23	$91.60	6.1%	36.00%	33.54%	246 bps
Westin Atlanta North (3)	$111.03	$110.15	0.8%	76.5%	63.9%	12.6%	$84.92	$70.40	20.6%	21.43%	13.52%	791 bps
Atlanta Waverly (2)	$132.02	$133.36	(1.0)%	73.8%	67.6%	6.2%	$97.48	$90.13	8.2%	26.33%	23.55%	278 bps
Renaissance Austin (2)	$154.28	$148.11	4.2%	73.9%	71.4%	2.5%	$114.06	$105.69	7.9%	38.50%	35.14%	336 bps
Bethesda Marriott Suites	$176.34	$175.96	0.2%	51.8%	54.7%	(2.9)%	$91.33	$96.22	(5.1)%	20.67%	20.78%	-11 bps
Boston Westin (3)	$165.15	$156.57	5.5%	54.6%	47.2%	7.4%	$90.23	$73.87	22.1%	(4.71)%	(10.59)%	588 bps
Renaissance Charleston	$169.41	$158.29	7.0%	80.1%	75.6%	4.5%	$135.77	$119.72	13.4%	29.51%	25.63%	388 bps
Hilton Garden Inn Chelsea (3)	$152.21	$150.89	0.9%	88.8%	83.6%	5.2%	$135.17	$126.13	7.2%	22.93%	25.25%	-232 bps
Chicago Marriott	$155.86	$156.15	(0.2)%	55.8%	50.9%	4.9%	$86.99	$79.48	9.4%	(2.52)%	(1.02)%	-150 bps
Chicago Conrad (3)	$152.71	$141.83	7.7%	58.2%	60.7%	(2.5)%	$88.94	$86.16	3.2%	(20.70)%	(12.89)%	-781 bps
Courtyard Denver Downtown (3)	$140.70	$139.53	0.8%	80.7%	69.0%	11.7%	$113.57	$96.25	18.0%	39.28%	33.21%	607 bps
Courtyard Fifth Avenue	$217.61	$209.46	3.9%	84.1%	78.6%	5.5%	$182.95	$164.72	11.1%	11.08%	8.88%	220 bps
Courtyard Midtown East	$209.34	$203.66	2.8%	79.0%	74.4%	4.6%	$165.45	$151.55	9.2%	16.28%	12.77%	351 bps
Frenchman’s Reef (3)	$285.06	$275.05	3.6%	83.8%	78.4%	5.4%	$238.74	$215.51	10.8%	31.69%	28.41%	328 bps
Griffin Gate Marriott (2)	$118.51	$113.30	4.6%	45.8%	43.9%	1.9%	$54.31	$49.78	9.1%	(2.46)%	0.97%	-343 bps
JW Marriott Denver Cherry Creek (3)	$213.07	$219.54	(2.9)%	67.7%	62.0%	5.7%	$144.30	$136.22	5.9%	19.93%	19.65%	28 bps
Los Angeles Airport	$108.18	$108.43	(0.2)%	89.7%	83.3%	6.4%	$97.06	$90.38	7.4%	20.12%	18.28%	184 bps
Hilton Minneapolis (3)	$113.66	$113.72	(0.1)%	59.7%	60.0%	(0.3)%	$67.88	$68.21	(0.5)%	8.92%	15.45%	-653 bps
Oak Brook Hills	$111.40	$106.48	4.6%	49.7%	36.7%	13.0%	$55.41	$39.04	41.9%	(3.42)%	(29.26)%	2584 bps
Orlando Airport Marriott	$115.69	$108.46	6.7%	83.8%	89.4%	(5.6)%	$96.99	$96.96	0.0%	32.58%	33.67%	-109 bps
Salt Lake City Marriott	$139.18	$126.57	10.0%	71.2%	57.7%	13.5%	$99.13	$73.04	35.7%	35.68%	23.20%	1248 bps
The Lodge at Sonoma	$182.58	$167.88	8.8%	52.2%	52.9%	(0.7)%	$95.25	$88.78	7.3%	(3.10)%	(12.64)%	954 bps
Torrance Marriott South Bay	$110.90	$106.05	4.6%	80.8%	77.8%	3.0%	$89.61	$82.55	8.6%	23.64%	20.87%	277 bps
Vail Marriott (3)	$322.71	$311.68	3.5%	78.9%	80.4%	(1.5)%	$254.63	$250.53	1.6%	45.54%	44.46%	108 bps
Radisson Lexington Hotel New York (3)	$139.69	$126.80	10.2%	92.0%	89.4%	2.6%	$128.45	$113.38	13.3%	8.51%	6.89%	162 bps
Renaissance Worthington	$156.09	$172.68	(9.6)%	77.7%	74.3%	3.4%	$121.21	$128.29	(5.5)%	33.22%	39.72%	-650 bps

Total/Weighted Average	$151.04	$147.44	2.4%	70.9%	66.6%	4.3%	$107.07	$98.24	9.0%	19.57%	18.05%	152 bps

Comparable Total/Weighted Average (4)	$146.79	$143.54	2.3%	71.2%	66.9%	4.3%	$104.50	$96.04	8.8%	17.15%	15.96%	119 bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The hotel was sold on March 23, 2012.
(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the first quarter and includes the months of January and February.
(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold on March 23, 2012.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	First Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,847	$1,092	$293	$—	$—	$1,385
Westin Atlanta North (3)	$3,000	$186	$457	$—	$—	$643
Atlanta Waverly (4)	$7,755	$805	$—	$1,237	$—	$2,042
Renaissance Austin (4)	$8,385	$2,167	$—	$1,061	$—	$3,228
Bethesda Marriott Suites	$2,946	$(1,312)	$479	$—	$1,442	$609
Boston Westin (3)	$7,403	$(2,589)	$2,238	$—	$2	$(349)
Renaissance Charleston	$2,325	$368	$347	$—	$(29)	$686
Hilton Garden Inn Chelsea (3)	$1,435	$(108)	$437	$—	$—	$329
Chicago Marriott	$13,039	$(5,589)	$2,652	$2,974	$(365)	$(328)
Chicago Conrad (3)	$2,068	$(1,194)	$766	$—	$—	$(428)
Courtyard Denver Downtown (3)	$1,311	$104	$236	$175	$—	$515
Courtyard Fifth Avenue	$2,853	$(941)	$425	$784	$48	$316
Courtyard Midtown East	$4,534	$(702)	$546	$894	$—	$738
Frenchman’s Reef (3)	$10,898	$1,231	$1,440	$783	$—	$3,454
Griffin Gate Marriott (4)	$3,462	$(84)	$—	$—	$(1)	$(85)
JW Marriott Denver Cherry Creek (3)	$2,669	$(435)	$419	$548	$—	$532
Los Angeles Airport	$13,103	$266	$1,347	$1,023	$—	$2,636
Minneapolis Hilton (3)	$5,933	$(2,313)	$1,741	$1,262	$(161)	$529
Oak Brook Hills	$3,861	$(992)	$735	$—	$125	$(132)
Orlando Airport Marriott	$5,608	$361	$700	$766	$—	$1,827
Salt Lake City Marriott	$6,175	$1,183	$635	$385	$—	$2,203
The Lodge at Sonoma	$2,773	$(423)	$337	$—	$—	$(86)
Torrance Marriott South Bay	$4,983	$443	$735	$—	$—	$1,178
Vail Marriott (3)	$6,711	$2,522	$534	$—	$—	$3,056
Radisson Lexington Hotel New York (3)	$5,957	$(2,250)	$2,361	$363	$33	$507
Renaissance Worthington	$7,990	$1,290	$658	$700	$6	$2,654

Total	$141,024	$(6,914)	$20,518	$12,955	$1,100	$27,593

Comparable Total (5)	$110,524	$(11,033)	$19,078	$9,874	$1,101	$18,954

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the first quarter and include the months of January and February.
(4)	The hotel was sold on March 23, 2012.
(5)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold on March 23, 2012.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	First Quarter 2011 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,670	$946	$285	$—	$—	$1,231
Westin Atlanta North (3)	$2,500	$(90)	$428	$—	$—	$338
Atlanta Waverly (4)	$7,332	$476	$—	$1,251	$—	$1,727
Renaissance Austin (4)	$7,669	$1,621	$—	$1,074	$—	$2,695
Bethesda Marriott Suites	$3,084	$(1,296)	$486	$—	$1,451	$641
Boston Westin (3)	$6,221	$(3,684)	$2,908	$—	$117	$(659)
Renaissance Charleston	$2,052	$224	$331	$—	$(29)	$526
Hilton Garden Inn Chelsea (3)	$1,311	$(91)	$422	$—	$—	$331
Chicago Marriott	$12,407	$(6,124)	$3,313	$3,049	$(365)	$(127)
Chicago Conrad (3)	$2,102	$(1,408)	$1,137	$—	$—	$(271)
Courtyard Denver Downtown (3)	$1,099	$(204)	$234	$335	$—	$365
Courtyard Fifth Avenue	$2,602	$(1,055)	$439	$799	$48	$231
Courtyard Midtown East	$4,197	$(927)	$532	$931	$—	$536
Frenchman’s Reef (3)	$9,634	$986	$953	$798	$—	$2,737
Griffin Gate Marriott (4)	$3,286	$33	$—	$—	$(1)	$32
JW Marriott Denver Cherry Creek (3)	$2,626	$(475)	$417	$574	$—	$516
Los Angeles Airport	$12,256	$(104)	$1,308	$1,036	$—	$2,240
Minneapolis Hilton (3)	$6,129	$(527)	$1,682	$—	$(208)	$947
Oak Brook Hills	$2,608	$(1,630)	$742	$—	$125	$(763)
Orlando Airport Marriott	$6,014	$486	$755	$784	$—	$2,025
Salt Lake City Marriott	$4,772	$70	$628	$409	$—	$1,107
The Lodge at Sonoma	$2,602	$(658)	$329	$—	$—	$(329)
Torrance Marriott South Bay	$4,666	$239	$735	$—	$—	$974
Vail Marriott (3)	$6,494	$2,378	$509	$—	$—	$2,887
Radisson Lexington Hotel New York (3)	$5,185	$(1,965)	$2,289	$—	$33	$357
Renaissance Worthington	$8,431	$2,003	$626	$717	$3	$3,349

Total	$130,949	$(10,776)	$21,488	$11,757	$1,174	$23,637

Comparable Total (5)	$103,028	$(13,892)	$20,535	$8,634	$1,175	$16,446

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2011.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the fourth quarter and includes the months of January and February.
(4)	The hotel was sold on March 23, 2012. The 2011 operating results reflected are for the ownership period comparable to the Company’s 2012 ownership period.
(5)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels sold during on March 23, 2012.